EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Company”) for the fiscal quarter ended January 2, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael F. Henn, Executive Vice President, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: June 2, 2016

/s/ Michael F. Henn
Michael F. Henn
Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.